Exhibit 99.1

EAGLE MATERIALS INC. REPORTS

SECOND QUARTER RESULTS

DALLAS, TX (October 27, 2011)—Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2012 ended September 30, 2011. Notable items for the quarter include:

•	Revenues of $134.8 million

•	Cash flow from operations of $26.4 million

•	Net earnings of $6.0 million

•	Diluted earnings per share of $0.14

Revenues increased 2% from the prior year reflecting improved sales volumes across most of our business lines. Operating earnings were down 6% due primarily to higher raw material costs in our gypsum wallboard segment. Operating cash flow was strong during the quarter, further strengthening our financial position. Prior year’s net earnings include approximately $2.5 million, or $0.06 per diluted share, of tax and interest benefits associated with the final assessment from the IRS related to their audit of the Republic asset acquisition in tax years 2001 through 2006.

Cement, Concrete and Aggregates

Operating earnings from Cement for the second quarter were $15.1 million, a 25% increase from the same quarter a year ago. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $72.6 million, 7% greater than the same quarter last year. Cement sales volumes for the quarter were 817,000 tons, 5% above the same quarter a year ago. The average net sales price this quarter was $81.23 per ton, 1% higher than the same quarter last year.

Concrete and Aggregates reported a slight operating profit for the second quarter, down from the $0.5 million operating profit for the same quarter a year ago, primarily due to lower aggregates sales volumes and lower concrete average net sales prices.

Revenues from Concrete and Aggregates were $13.7 million for the quarter, 7% greater than the same quarter a year ago. Concrete sales volume increased 17% from the same quarter a year ago to 144,000 cubic yards. Concrete average net sales price for the quarter of $64.33 per cubic yard was 4% less than the same quarter a year ago. Aggregates sales volume of 0.8 million tons for this quarter was 3% less than the sales volume for the same quarter a year ago. The aggregates average net sales price for the quarter was $5.98 per ton, up 1% compared to last year’s second quarter.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s second quarter operating earnings of $1.5 million were down 71% compared to the same quarter last year. Lower wallboard average net sales prices and higher raw material costs were the primary driver of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $72.3 million, a 2% increase from the same quarter a year ago. The revenue increase reflects higher wallboard sales volumes and higher paperboard sales prices, offset by lower gypsum wallboard average net sales prices.

The average gypsum wallboard net sales price this quarter was $92.09 per MSF, 4% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 403 million square feet (MMSF) represents a 2% increase from the same quarter last year. The average Paperboard net sales price this quarter was $524.20 per ton, 11% higher than the same quarter a year ago. Paperboard sales volumes for the quarter were 60,000 tons, 3% lower than the same quarter a year ago.

Details of Financial Results

Texas Lehigh Cement Company LP, one of our cement plant operations, is conducted through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments in the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The company is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, October 27, 2011. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Summary of Consolidated Earnings
(2)	Revenues and Earnings by Lines of Business (Quarter and Six Months)
(3)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(4)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Revenues	$134,819	$132,135	$254,626	$262,929
Cost of Goods Sold	126,102	118,586	238,536	232,949

Gross Profit	8,717	13,549	16,090	29,980
Equity in Earnings of Unconsolidated JV	7,936	4,160	13,384	10,672
Other Operating Income	115	175	36	892

Operating Earnings	16,768	17,884	29,510	41,544
Corporate General and Administrative Expense	(4,472)	(4,415)	(8,590)	(8,118)

Earnings before Interest and Income Taxes	12,296	13,469	20,920	33,426
Interest Expense, Net	(4,557)	(3,148)	(9,142)	(8,438)

Earnings before Income Taxes	7,739	10,321	11,778	24,988
Income Tax Expense	(1,714)	(691)	(2,696)	(4,831)

Net Earnings	$6,025	$9,630	$9,082	$20,157

EARNINGS PER SHARE
Basic	$0.14	$0.22	$0.21	$0.46

Diluted	$0.14	$0.22	$0.20	$0.46

AVERAGE SHARES OUTSTANDING
Basic	44,200,291	43,855,326	44,190,220	43,843,912

Diluted	44,325,277	44,169,251	44,433,809	44,200,303

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$50,981	$50,314	$102,323	$108,514
Gypsum Paperboard	21,285	20,347	40,279	39,108

	72,266	70,661	142,602	147,622
Cement (Wholly Owned)	48,892	48,721	86,603	91,351
Concrete and Aggregates	13,661	12,753	25,421	23,956

Total	$134,819	$132,135	$254,626	$262,929

Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(2,540)	$1,295	$(1,302)	$6,496
Gypsum Paperboard	4,038	3,833	7,068	7,627

	1,498	5,128	5,766	14,123
Cement:
Wholly Owned	7,175	7,967	10,515	15,088
Joint Venture	7,936	4,160	13,384	10,672

	15,111	12,127	23,899	25,760
Concrete and Aggregates	44	454	(191)	769
Other, net	115	175	36	892

Total Operating Earnings	16,768	17,884	29,510	41,544

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Gypsum Wallboard (MMSF’s)	403	397	+2%	815	851	-4%
Cement (M Tons):
Wholly Owned	588	576	+2%	1,037	1,074	-3%
Joint Venture	229	199	+15%	454	403	+13%

	817	775	+5%	1,491	1,477	+1%
Paperboard (M Tons):
Internal	18	17	+6%	35	36	-3%
External	42	45	-7%	82	85	-4%

	60	62	-3%	117	121	-3%
Concrete (M Cubic Yards)	144	123	+17%	280	240	+17%
Aggregates (M Tons)	771	794	-3%	1,383	1,421	-3%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Gypsum Wallboard (MSF)	$92.09	$96.08	-4%	$91.05	$97.18	-6%
Cement (Ton)	$81.23	$80.03	+1%	$81.24	$80.67	+1%
Paperboard (Ton)	$524.20	$474.29	+11%	$515.21	$477.82	+8%
Concrete (Cubic Yard)	$64.33	$67.01	-4%	$62.73	$65.54	-4%
Aggregates (Ton)	$5.98	$5.90	+1%	$5.94	$5.97	-1%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Intersegment Revenues:
Cement	$1,202	$1,164	$2,241	$2,156
Paperboard	10,452	8,857	20,134	18,820
Concrete and Aggregates	221	187	361	307

	$11,875	$10,208	$22,736	$21,283

Cement Revenues:
Wholly Owned	$48,892	$48,721	$86,603	$91,351
Joint Venture	22,460	17,928	43,854	36,768

	$71,352	$66,649	$130,457	$128,119

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2011	2010	2011*
ASSETS
Current Assets –
Cash and Cash Equivalents	$10,692	$8,001	$1,874
Accounts and Notes Receivable, net	64,447	54,744	43,855
Inventories	108,156	102,952	115,237
Federal Income Tax Receivable	6,688	—	9,088
Prepaid and Other Assets	2,856	5,132	4,572

Total Current Assets	192,839	170,829	174,626

Property, Plant and Equipment –	1,122,895	1,105,216	1,112,058
Less: Accumulated Depreciation	(536,057)	(491,788)	(512,228)

Property, Plant and Equipment, net	586,838	613,428	599,830
Investments in Joint Venture	35,545	30,350	33,661
Notes Receivable	5,005	9,857	5,326
Goodwill and Intangibles	151,221	151,857	151,539
Other Assets	18,685	24,214	17,828

	$990,133	$1,000,535	$982,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$35,285	$31,954	$30,339
Accrued Liabilities	42,939	42,172	40,011
Current Portion of Bank Credit Facility	—	10,000	—

Total Current Liabilities	78,224	84,126	70,350

Long-term Liabilities	38,097	40,330	37,807
Bank Credit Facility	—	—	2,000
Senior Notes	285,000	285,000	285,000
Deferred Income Taxes	127,077	124,761	128,089
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,899,310; 44,178,359 and 44,447,428 Shares, respectively.	449	442	444
Capital in Excess of Par Value	26,882	18,066	24,859
Accumulated Other Comprehensive Losses	(2,893)	(3,518)	(2,893)
Retained Earnings	437,297	451,328	437,154

Total Stockholders’ Equity	461,735	466,318	459,564

	$990,133	$1,000,535	$982,810

*	From audited financial statements.